Exhibit 99.1
News Release

Contact: Chris Ripley, President & Chief Executive Officer
Lucy Rutishauser, SVP Chief Financial Officer
(410) 568-1500

SINCLAIR REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

•	REPORTS $0.61 DILUTED EARNINGS PER SHARE

•	DECLARES $0.18 QUARTERLY DIVIDEND PER SHARE

BALTIMORE (May 3, 2017) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three months ended March 31, 2017.

“2017 is shaping up to be a pivotal year with the FCC’s recent reinstatement of the UHF discount, expected approval of ATSC 3.0 (Next Generation Broadcast Platform), and much needed modernization of antiquated broadcast regulations. Positive movements by the FCC on these fronts will allow us, among other things, to better serve our local communities through increased investment in local news and other quality local programming,” commented David Smith, Executive Chairman. “In anticipation of ATSC 3.0’s approval, we have been laying the groundwork for development of a nationwide network, design of 3.0 chipsets, and will be testing single frequency network technology and advanced business models later this summer. The Next Gen technology will transform how we interact with consumers and allow us to implement value-enhancing business models as the convergence and emergence of alternative platforms and companies proliferate.”

Three Months Ended March 31, 2017 Financial Results:

•	Total revenues increased 12.3% to $649.9 million, versus $578.9 million in the prior year period.

•
Operating income was $157.6 million, including a gain of $53.0 million on the sale of Alarm Funding Associates (Alarm), an increase of 82.6%, versus operating income of $86.3 million in the prior year period.

•
Net income attributable to the Company was $57.2 million, versus net income of $24.1 million in the prior year period. Excluding the gain on the sale of Alarm, net income attributable to the Company would have been $30.0 million.

•	Diluted earnings per common share were $0.61, $0.32 excluding the gain on the sale of Alarm, as compared to $0.25 in the prior year period.

Three Months Ended March 31, 2017 Operating Highlights:

•	Media revenues, before barter, increased 13.4% to $602.5 million versus $531.3 million in the first quarter of 2016.

•	Political revenues were $2.1 million versus $24.4 million in the first quarter of 2016.

•	Revenues from our digital offerings increased 25% in the first quarter as compared to the first quarter of 2016.

Recent Corporate Developments:

Station Acquisitions:

•
In April, the Company announced that it entered into a definitive agreement to purchase the stock of Bonten Media Group Holdings, Inc. (“Bonten”) and Cunningham Broadcasting Corporation entered into a definitive agreement to purchase the membership interest of Esteem Broadcasting for an aggregate purchase price of $240 million. Bonten owns 14 television stations in 8 markets which reach approximately 1% of U.S. television households and provides services to 4 stations pursuant to joint sales agreements with Esteem Broadcasting. The Company anticipates that the transaction will close and fund in the third quarter of 2017, subject to the satisfaction of closing conditions.

Content and Distribution:

•
In March, the Company acquired the assets of Tennis Media Company, the owner of Tennis Magazine and Tennis.com for $8 million plus an additional $6 million earn-out potential based on certain contingencies. The transaction was funded with cash on hand.

•
In April, the Company announced that it entered into an agreement with Silver Chalice and 120 Sports as equity partners on a new multi-platform sports network, featuring linear broadcast and comprehensive digital offerings, through the merging of 120 Sports’ live studio operations, Silver Chalice’s Campus Insiders’ live collegiate games and Sinclair’s American Sports Network’s (ASN) distribution and live collegiate games.

•	The Company recently received 33 Edward R. Murrow awards including awards for “Overall Excellence” to WJLA in Washington, D.C., and WGME in Portland, ME.

Other Non-Media:

•
In March, the Company sold Alarm Funding Associates (Alarm) for $200 million. Alarm was purchased in November 2007 with invested capital of approximately $10.5 million. After repayment of debt and other costs, the Company realized an annualized return of 25% on investment.

ATSC 3.0:

•
In March, ONE Media 3.0, a wholly owned subsidiary of the Company, announced an agreement with Saankhya Labs, a leader in the development of Cognitive Software Defined Radio chips, to accelerate the development of ATSC 3.0 chipsets that will enable various types of consumer devices to receive the Next Generation Broadcast Standard.

•
In March, the Company announced a Memorandum of Understanding with Nexstar Media Group for a consortium to promote innovation, and develop and explore products and services associated with ATSC 3.0 and monetization opportunities such as spectrum utilization, virtual MVPD platforms, multicast channels, automotive applications, single frequency networks and wireless data applications, among others.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $816 million in cash and cash equivalents, was $3.268 billion at March 31, 2017 versus net debt of $3.944 billion at December 31, 2016.

•
In March, the Company completed an offering of 12.0 million Class A common shares at a price of $42.00 per share. The net proceeds from the offering were approximately $487.9 million and are intended to fund future potential acquisitions and for general corporate purposes.

•	As of March 31, 2017, 76.9 million Class A common shares and 25.7 million Class B common shares were outstanding, for a total of 102.6 million common shares outstanding.

•	In March 2017, the Company paid a $0.18 per share quarterly cash dividend to its shareholders.

•	Capital expenditures in the first quarter of 2017 were $21 million.

•	Program contract payments were $29 million in the first quarter of 2017.

Notes:

Presentation of financial information for the prior year has been reclassified to conform to the presentation of generally accepted accounting principles for the current year.

Outlook:
“We continue to see growth in core advertising revenues, as well as automotive ad spending which is our largest advertising category,” commented Chris Ripley, President and Chief Executive Officer. “For second quarter, adjusting for the absence of advertising by for-profit technical schools that went out of business, our core advertising revenues are expected to be flat to up low single digit percentage points. We believe the success of our emerging networks, digital businesses and audience network sales demonstrate our ability to differentiate ourselves and outperform the market.”

The following transactions closed during 2016 and, therefore, the results of these transactions were not included in the corresponding 2016 pre-transaction periods: the acquisition of the South Bend station and sale of the Marquette station (February 15, 2016), the acquisition of Tennis Channel (March 1, 2016), the acquisition of the Lincoln stations (May 1, 2016), the acquisition of the Salt Lake City station, KJZZ (IND) (June 17, 2016), and the swap of the ABC and CW affiliation in Peoria for the Fox affiliation in South Bend (August 1, 2016). The acquisition of Tennis Media Company closed on March 1, 2017 and therefore, the results are not included in the corresponding 2016 pre-transaction period. As a result of the sale of Alarm, which closed on March 7, 2017, and the previously announced agreement among ASN, Silver Chalice and 120 Sports, effective April 13, 2017, pursuant to which ASN became a joint venture, the results of both Alarm and ASN are not included in the Company’s guidance in the post-transaction period.

The Company currently expects to achieve the following results for the three months ending June 30, 2017 and year ending December 31, 2017. Unless noted, anticipated results exclude the Spectrum Auction results, including the book gain on the $313 million gross auction proceeds expected in the latter half of 2017, and the upcoming FCC spectrum repack. Bonten, which is expected to close in the third quarter of 2017, is not reflected in the Company’s guidance below.

Second Quarter 2017

•	Media revenues, before barter, are expected to be approximately $627.3 million to $633.3 million, up 3.5% to 4.5% year-over-year. Embedded in these anticipated results are:

•	$2.4 million in political revenues as compared to $16.7 million in the second quarter of 2016.

•	Barter and trade revenue are expected to be approximately $33 million in the second quarter of 2017.

•	Barter expense is expected to be approximately $29 million. $4 million of trade expense is included in media expenses (defined below).

•
Media production expenses and media selling, general and administrative expenses (together, “media expenses”), excluding barter expense but including trade expense, are expected to be approximately $402 million, including $2 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $29 million.

•	Program contract payments are expected to be approximately $29 million.

•	Corporate overhead is expected to be approximately $18 million, including $2 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $2 million.

•	Other non-media revenues less other non-media expenses are expected to be a loss of $1 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $24 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $43 million.

•
Net interest expense is expected to be approximately $50 million ($48 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•
Net cash taxes paid are expected to be approximately $91 million, including $13 million related to the gain on the sale of Alarm Funding, based on the assumptions discussed in this “Outlook” section. The Company’s effective tax rate is expected to be approximately 34%.

•	Capital expenditures are expected to be approximately $25 million.

Full Year 2017

•	Barter and trade revenue is expected to be approximately $120 million.

•	Barter expense is expected to be approximately $103 million. $16 million of trade expense is included in television expenses.

•
Media expenses, excluding barter expense but including trade expense, are expected to be approximately $1.586 billion, including $9 million of stock-based compensation expense, and $204 million related to acquisitions, revenue-generating initiative costs, and system upgrades.

•	Program contract amortization expense is expected to be approximately $116 million.

•	Program contract payments are expected to be approximately $112 million.

•	Corporate overhead is expected to be approximately $72 million, including $9 million of stock-based compensation expense.

•	Research and development costs related to ONE Media are expected to be $14 million.

•	Other non-media revenues less other non-media expenses are expected to be $4 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $96 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $174 million.

•
Net interest expense is expected to be approximately $208 million (approximately $200 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on recent corporate developments and the assumptions discussed in this “Outlook” section.

•	The Company’s effective tax rate is expected to be approximately 33%.

•	Capital expenditures are expected to be $90 million, excluding capital expenditures that may be incurred for the FCC’s spectrum repack.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its first quarter 2017 results on Wednesday, May 3, 2017, at 9:30 a.m. ET. After the call, an audio replay will be available at www.sbgi.net under "Investors/Earnings Webcast." The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. Pro forma for all pending transactions, the Company will own, operate and/or provide services to 191 television stations in 89 markets, broadcasting 551 channels. The Company has multiple emerging networks as well as being affiliated with all the major networks. Sinclair is a leading local news provider in the country and a producer of live sports content. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the length of time it takes for the FCC to complete the remaining steps in the auction, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as its comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
REVENUES:
Media revenues	$602,486	$531,323
Revenues realized from station barter arrangements	27,570	26,510
Other non-media revenues	19,879	21,056
Total revenues	649,935	578,889
OPERATING EXPENSES:
Media production expenses	258,155	215,877
Media selling, general and administrative expenses	124,721	115,009
Expenses realized from barter arrangements	23,245	22,925
Amortization of program contract costs and net realizable value adjustments	31,019	33,460
Other non-media expenses	17,245	17,697
Depreciation of property and equipment	23,981	24,035
Corporate general and administrative expenses	20,576	21,341
Amortization of definite-lived intangible and other assets	45,554	43,765
Research and development expenses	1,157	1,101
Gain on asset dispositions	(53,347)	(2,660)
Total operating expenses	492,306	492,550
Operating income	157,629	86,339
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(57,318)	(49,415)
Loss from extinguishment of debt	(1,404)	—
(Loss) income from equity investments and cost method investments	(1,321)	423
Other income, net	1,696	462
Total other expense, net	(58,347)	(48,530)
Income before income taxes	99,282	37,809
INCOME TAX PROVISION	(28,579)	(12,180)
NET INCOME	70,703	25,629
Net income attributable to the noncontrolling interests	(13,501)	(1,489)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$57,202	$24,140
Dividends declared per share	$0.180	$0.165
BASIC AND DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.62	$0.25
Diluted earnings per share	$0.61	$0.25
Weighted average common shares outstanding	92,630	94,701
Weighted average common and common equivalent shares outstanding	93,692	95,614

###